Exhibit 4.3

Part I

SHIPMAN 98 SHIP MANAGEMENT AGREEMENT

1. Date of Agreement	Name of vessel:
2. Owners (name, place of registered office and law of registry) (Cl. 1)	3. Managers (name, place of registered office and law of registry) (Cl. 1)
Name	Name
Place of registered office	Place of registered office
Law of Registry	Law of Registry
4. Day and year of Commencement of Agreement (Cl. 2) From the placing of observers onboard for Change of Management
5. Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) Yes	6. Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) Yes
7. Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) No	8. Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) No
9. Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) Yes	10. Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) No
11. Provisions (state “yes” or “no” as agreed) (Cl. 3.7) Yes	12. Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) No
13. Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl.3.3(i)) No	14. Owners’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) Yes - Cl. 6.3 (ii)
15. Annual Management Fee (state annual amount) (Cl. 8.1)	16. Severance Costs (state maximum amount) (Cl. 8.4(ii)) As per CBA
17. Day and year of termination of Agreement (Cl. 17) To be mutually agreed.	18. Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) 19.1 London
19. Notice (state postal and cable address, telex and telefax number for serving notice and communication to the Owners or disponent Owners) (Cl. 20)	20.Notice (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details of crew) “C” ( Services Fee) shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B” and “C” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners or disponent Owners)	Signature(s) (Managers

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

1	1.	Definitions	70	manning levels, rank, qualification and certification of
2		In this Agreement save where the context otherwise	71	the Crew and employment regulations including
3		requires, the following words and expressions shall have	72	Crew’s tax, social insurance, discipline and other
4		the meanings hereby assigned to them.	73	requirements;
5			74	(iii)	ensuring that all members of the Crew have passed a
6		“Owners” means the party identified in Box 2.	75		medical examination with a qualified doctor certifying
7		“Managers” means the party identified in Box 3.	76		that they are fit for the duties for which they are
8		“Vessel” means the vessel or vessels details of which are set	77		engaged and are in possession of valid medical
9		out in Annex “A” attached hereto.	78		certificates issued in accordance with appropriate flag
10		“Crew” means the Master, officers and ratings of the	79		State requirements. In the absence of applicable flag
11		numbers, rank and nationality specified in Annex “B”	80		State requirements the medical certificate shall be
12		attached hereto.	81		dated not more than three months prior to the
13		“Crew Support Costs” means all expenses of a general	82		respective Crew members leaving their country of
14		nature which are not particularly referable to any individual	83		domicile and maintained for the duration of their
15		vessel for the time being managed by the Managers and	84		service on board the Vessel;
16		which are incurred by the Managers for the purpose of	85	(iv)	ensuring that the Crew shall have a command of the
17		providing an efficient and economic management service	86		English language of a sufficient standard to enable
18		and, without prejudice to the generality of the foregoing,	87		them to perform their duties safely;
19		shall include the cost of crew standby pay, training schemes	88	(v)	arranging transportation of the Crew, including
20		for officers and ratings, cadet training schemes, sick pay,	89		repatriation;
21		study pay, recruitment and interviews.	90	(vi)	training of the Crew and supervising their efficiency;
22		“Severance Costs” means the costs which the employers are	91	(vii)	conducting union negotiations;
23		legally obliged to pay to or in respect of the Crew as a result	92	(viii)	operating the Managers’ drug and alcohol policy
24		of the early termination of any employment contract for	93		which meets the OCIMF Guidelines for Control of
25		service on the Vessel.	94		Drug & Alcohol on board the vessels.
26		“Crew Insurances” means insurances against crew risks	95
27		which shall include but not be limited to death, sickness	96	3.2 Technical Management
28		repatriation, injury, shipwreck unemployment indemnity	97	(only applicable if agreed according to Box 6)
29		and loss of personal effects.	98	The Managers shall provide technical management, which
30		“Management Services” means the services specified in	99	includes, but is not limited to, the following functions:
31		sub-clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5	100	(i)	provision of competent personnel to supervise the
32		to 12.	101		maintenance and general efficiency of the Vessel;
33		“ISM Code” means the International Management Code for	102	(ii)	arrangement and supervision of dry dockings, repairs,
34		the Safe Operation of Ships and for Pollution Prevention as	103		alterations, the upkeep of the Vessel and handling of
35		adopted by the International Maritime Organisation (IMO)	104		Guarantee Claims and to the standards required by the
36		by resolution A.741(18) or any subsequent amendment	105		Owners provided that the Manager shall be entitled to
37		thereto.	106		incur the necessary expenditure to ensure that the
38		“STCW 95” means the International Convention on	107		Vessel will comply with the law of the flag of the
39		Standards of Training, Certification and Watchkeeping for	108		Vessel and of the places where she trades, and all
40		Seafarers, 1978, as amended in 1995 or any subsequent	109		requirements and recommendations of the
41		amendment thereto.	110		classification society;
42			111		Managers shall visit the vessel in normal operating
43	2.	Appointment of Managers	112		cycle by the responsible Superintendents or other staff
44		With effect from the day and year stated in Box 4 and	113		minimum 3 times per year, where of one visit should
45		continuing unless and until terminated as provided herein,	114		be a sailing visit. Visits in connection with dry-
46		the Owners hereby appoint the Managers and the Managers	115		dockings, extra ordinary repairs, upgrades e.g. are
47		hereby agree to act as the Managers of the Vessel.	116		limited to 25 man days per vessels budget year.
48			117		(Services exceeding 25 days see Part III):
49	3.	Basis of Agreement	118	(iii)	arrangement of the supply of necessary stores, spares
50		Subject to the terms and conditions herein provided, during	119		and lubricating oil;
51		the period of this Agreement, the Managers shall carry out	120	(iv)	appointment of surveyors and technical consultants as
52		Management Services in respect of the Vessel as agents for	121		the Managers may consider from time to time to be
53		and on behalf of the Owners. The Managers shall have	122		necessary;
54		authority to take such actions as they may from time to time	123	(v)	development, implementation and maintenance of a
55		in their absolute discretion consider being necessary to	124		Safety Management System (SMS) in accordance
56		enable them to perform this Agreement in accordance with	125		with the ISM Code (see sub-clauses 4.2).
57		sound ship management practice.	126	(vi)	notify the owners and seek “out of budget approval”
58		3.1 Crew Management	127		for any extraordinary and non-budgeted expenditure
59		(only applicable if agreed according to Box 5)	128		above US$10.000.
60		The Managers shall provide suitably qualified Crew for the	129	(vii)	arrange oil major inspections according to the owners
61		Vessel as required by the Owners in accordance with the	130		charter obligations.
62		STCW 95 requirements, provision of which includes, but is	131	(viii)	Upon termination of this agreement under clause 17,
63		not limited to, the following functions:	132		the Managers shall cooperate with the Owners new
64		(i) selecting and engaging the Vessel’s Crew, including	133		managers, officers and crew and provide reasonable
65		payroll arrangements, pension administration, and	134		assistance to effect a smooth transition of management
66		insurances for the Crew other than those mentioned in	135		and crewing.
67		Clause 6;	136
68		(ii) ensuring that the applicable requirements of the law	137	3.3 Commercial Management
69		of the flag of the Vessel are satisfied in respect of	138	(only applicable if agreed according to Box 7)

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

139	~~The Managers shall provide the commercial operation of~~		209	~~3.6~~	~~Sale or Purchase of the Vessel~~
140	~~the Vessel, as required by the Owners, which includes, but~~		210		~~(only applicable if agreed according to Box 10)~~
141	~~is not limited to, the following functions:~~		211		~~The Managers shall, in accordance with the Owners’~~
142	~~(i)~~	~~providing chartering services in accordance with the~~	212		~~instructions, supervise the sale or purchase of the Vessel,~~
143		~~Owners’ instructions which include, but are not~~	213		~~including the performance of any sale or purchase~~
144		~~limited to, seeking and negotiating employment for~~	214		~~agreement, but not negotiation of the same.~~
145		~~the Vessel and the conclusion (including the~~	215
146		~~execution thereof) of charter parties or other contracts~~	216		3.7 Provisions
147		~~relating to the employment of the Vessel. If such a~~	217		(only applicable if agreed according to Box 11)
148		~~contract exceeds the period stated in Box 13, consent~~	218		The Managers shall arrange for the supply of provisions.
149		~~thereto in writing shall first be obtained form the~~	219
150		~~Owners;~~	220		~~3.8 Bunkering~~
151	~~(ii)~~	~~arranging of the proper payment to Owners or their~~	221		~~(only applicable if agreed according to Box 12)~~
152		~~nominees of all hire and/or freight revenues or other~~	222		~~The Managers shall arrange for the provision of bunker fuel~~
153		~~moneys of whatsoever nature to which Owners may~~	223		~~of the quality specified by the Owners as required for the~~
154		~~be entitled arising out of the employment of or~~	224		~~Vessel’s trade.~~
155		~~otherwise in connection with the Vessel;~~	225
156	~~(iii)~~	~~providing voyage estimates and calculating of hire,~~	226	4.	Managers’ Obligations
157		~~freights, demurrage and/or despatch moneys due from~~	227		4.1 The Managers undertake to use their best endeavours
158		~~or due to the charterers of the Vessel;~~	228		to provide the agreed Management Services including
159	~~(iv)~~	~~issuing of voyage instructions;~~	229		meeting budget as agents for and on behalf of the Owners in
160	~~(v)~~	~~appointing agents;~~	230		accordance with sound ship management practice and to
161	~~(vi)~~	~~appointing stevedores;~~	231		protect and promote the interests of the Owners in all
162	~~(vii)~~	~~arranging surveys associated with the commercial~~	232		matters relating to the provision of services hereunder.
163		~~operation of the Vessel.~~	233		Provided, however, that the Managers in the performance of
164			234		their management responsibilities under this Agreement
165	3.4 Insurance Arrangements		235		shall be entitled to have regard to their overall responsibility
166	~~(only applicable if agreed according to Box 8)~~		236		in relation to all vessels as may from time to time be
167	~~The Managers shall arrange insurances in accordance with~~		237		entrusted to their management and in particular, but without
168	~~Clauses 6, on such terms and conditions as the Owners shall~~		238		prejudice to the generality of the foregoing, the Managers
169	~~have instructed or agreed, in particular regarding~~		239		shall be entitled to allocate available supplies, manpower
170	~~conditions, insured values, deductibles and franchises.~~ The		240		and services in such manner as in the prevailing
171	Managers will co-ordinate documentation necessary to		241		circumstances the Managers in their absolute discretion
172	procure certification for CLC-certificate, US COFR and		242		consider to be fair and reasonable.
173	Canadian Oil Spill Response Agreement in respect of		243		4.2 Where the Managers are providing Technical
174	Vessels likely to be trading to these Geographical areas.		244		Management in accordance with sub-clause 3.2, they
175			245		shall procure that the requirements of the law of the
176	3.5 Accounting Services		246		flag of the Vessel are satisfied and they shall in
177	(only applicable if agreed according to Box 9)		247		particular be deemed to be the “Company” as defined
178	The Managers shall:		248		by the ISM Code, assuming the responsibility for the
179	(i)	establish an accounting system which meets the	249		operation of the Vessel and taking over the duties
180		requirements of the Owners ~~and provide regular~~	250		and responsibilities imposed by the ISM Code when
181		~~accounting services, supply regular reports and~~	251		applicable.
182		~~records,~~ and shall provide the Owners with the	252		4.3 The Managers shall maintain all relevant technical,
183		Managers financial service and accounting reports in	253		repair and and maintenance records, and provide
184		accordance with their usual practice and provide	254		owners with a quarterly vessel technical report
185		regular accounting services in form to be mutually	255		including vessel performance and speed/consumption
186		agreed.	256		monitoring.
187		The Manager will supply the Owners with a statement	257
188		of Vessels Operating Costs as soon as possible and	258	5.	Owners’ Obligations
189		latest within 10 working days after the end of each	259		5.1 The Owners shall pay all sums due to the Managers
190		month together with a highlight report and a 3	260		punctually in accordance with the terms of this Agreement.
191		months forcast of expected opex cost, and further a	261		5.2 Where the Managers are providing Technical
192		quarterly financial statement including necessary	262		Management in accordance with sub-clause 3.2, the Owners
193		explanations of deviations from the budget and year	263		shall:
194		end prognosis within 10 working days.	264		(i) procure that all officers and ratings supplied by them
195		Vessel budget and accounts shall always be available	265		or on their behalf comply with the requirements of
196		to the owners for inspection and auditing, provided	266		STCW 95;
197		that reasonable notice is given. Upon request any	267		(ii) instruct such officers and ratings to obey all
198		invoice or supporting documentation as well as	268		reasonable orders of the Managers in connection with
199		purchase agreements used for vessel supplies to be	269		the operation of the Managers’ safety management
200		made available for the Owners.	270		system.
201		The Managers will supply the Owners with such other	271		~~5.3 Where the Managers are not providing Technical~~
202		financial statements and reports, that the Owners	272		~~Management in accordance with sub-clause 3.2, the Owners~~
203		may reasonably require from time to time;	273		~~shall procure that the requirements of the law of the flag of~~
204		maintain the records of all costs and expenditure	274		~~the Vessel are satisfied and that they, or such other entity as~~
205		incurred as well as data necessary or proper for the	275		~~may be appointed by them and identified to the Managers,~~
206		settlement of accounts between the parties.	276		~~shall be deemed to be the “Company” as defined by the~~
207			277		~~ISM Code assuming the responsibility for the operation of~~
208

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

278			~~the Vessel and taking over the duties and responsibilities~~	346		fee shall be presented in the annual budget referred to in
279			~~imposed by the ISM Code when applicable.~~	347		sub-clause 9.1.
280				348		8.3 The Managers shall, at no extra cost to the Owners,
281	6.		Insurance Policies	349		provide their own office accommodation, office staff,
282			The Owners shall procure, whether by instructing the	350		facilities and stationery. Without limiting the generality of
283			Managers under sub-clause 3.4 or otherwise, that	351		Clause 7 the Owners shall reimburse the Managers for
284			throughout the period of this Agreement:	352		postage and communication expenses, travelling expenses,
285			6.1 at the Owners’ expense, the Vessel is insured for not	353		and other out of pocket expenses properly incurred by the
286			less than her sound market value or entered for her full	354		Managers in pursuance of the Management Services.
287			gross tonnage, as the case may be for:	355		8.4 In the event of the appointment of the Managers being
288		(i)	usual hull and machinery marine risks (including crew	356		terminated by the Owners or the Managers in accordance
289			negligence) and excess liabilities;	357		with the provisions of Clauses 17 and 18 other than by
290		(ii)	protection and indemnity risks (including pollution	358		reason of default by the Manager, or if the Vessel is lost,
291			risks and Crew Insurances); and	359		sold or otherwise disposed of, the “management fee”
292		(iii)	war risks (including protection and indemnity and	360		payable to the Managers according to the provisions of sub-
293			crew risks) in accordance with the best practice of	361		clause 8.1, shall continue to be payable in full for a further
294			prudent owners of vessels of a similar type to the	362		period of three calendar months from the day of
295			Vessel, with first class insurance companies,	363		termination of the management contract (date of handover) .
296			underwriters or associations (“the Owners’	364		In addition, provided that the Managers provide Crew for
297			Insurances”);	365		the Vessel in accordance with sub-clause 3.1:
298			6.2 all premiums and calls on the Owners’ Insurances are	366		(i) the Owners shall continue to pay actual incurred Crew
299			paid promptly by their due date,	367		Support Costs during the said further period of three
300			6.3 the Owners’ Insurances name the Managers and,	368		calendar months and
301			subject to underwriters’ agreement, any third party	369		(ii) the Owners shall pay an equitable proportion of any
302			designated by the Managers as a joint assured, with full	370		Severance Costs which may materialise, not
303			cover, with the Owners obtaining cover in respect of each	371		exceeding the amount stated in Box 16.
304			of the insurances specified in sub-clause 6.1:	372		8.5 If the Owners decide to lay-up the Vessel whilst this
305		~~(i)~~	~~on terms whereby the Managers and any such third~~	373		Agreement remains in force and such lay-up lasts for more
306			~~party are liable in respect of premiums or calls arising~~	374		than three months, an appropriate reduction of the
307			~~in connection with the Owners’ Insurances; or~~	375		management fee for the period exceeding three months until
308		(ii)	if reasonably obtainable, on terms such that neither	376		one month before the Vessel is again put into service shall
309			the Managers nor any such third party shall be under	377		be mutually agreed between the parties.
310			any liability in respect of premiums or calls arising in	378		8.6 Unless otherwise agreed in writing all discounts and
311			connection with the Owners’ Insurances; or	379		commissions obtained by the Managers in the course of the
312		(iii)	~~on such other terms as may be agreed in writing.~~	380		management of the Vessel shall be credited to the Owners.
313			Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is	381
314			left blank then (i) applies.	382	9.	Budgets and Management of Funds
315			6.4 written evidence is provided, to the reasonable	383		9.1 The Managers shall present to the Owners annually a
316			satisfaction of the Managers, of their compliance with their	384		budget for the following twelve months in such form, as the
317			obligations under Clause 6 within a reasonable time of the	385		Owners require. The annual budgets shall be prepared by
318			commencement of the Agreement, and of each renewal date	386		the Managers and submitted to the Owners not less than
319			and, if specifically requested, of each payment date of the	387		two months before January 1st.
320			Owners’ Insurances.	388		9.2 The Owners shall indicate to the Managers their
321				389		acceptance and approval of the annual budget within one
322	7.		Income Collected and Expenses Paid on Behalf of Owners	390		month of presentation and in the absence of any such
323			7.1 All moneys collected by the Managers under the	391		indication the Managers shall be entitled to assume that the
324			terms of this Agreement (other than moneys payable by the	392		Owners have accepted the proposed budget.
325			Owners to the Managers) and any interest thereon shall be	393		9.3 Following the agreement of the budget, the Managers
326			held to the credit of the Owners in a separate bank account.	394		shall prepare and present to the Owners their estimate of the
327			7.2 All expenses incurred by the Managers under the	395		working capital requirements of the Vessel and the
328			terms of this Agreement on behalf of the Owners (including	396		Managers shall each month up-date this estimate. Based
329			expenses as provided in Clause 8) may be debited against	397		thereon, the Managers shall each month request the Owners
330			the Owners in the account referred to under sub-clause 7.1	398		in writing for the funds required to run the Vessel for the
331			but shall in any event remain payable by the Owners to the	399		ensuing month, including the payment of any occasional or
332			Managers on demand.	400		extraordinary item of expenditure, such as emergency repair
333				401		costs, additional insurance premiums, bunkers or
334	8.		Management Fee	402		provisions. Such funds shall be received by the Managers
335			8.1 The Owners shall pay to the Managers for their	403		within ten running days after the receipt by the Owners of
336			services as Managers under this Agreement an annual	404		the Managers’ written request and shall be held to the credit
337			management fee as stated in Box 15 which shall be payable	405		of the Owners in a separate bank account.
338			by equal monthly instalments in advance at the end of each	406		9.4 The Managers shall produce a comparison between
339			month, the first instalment being payable on the	407		budgeted and actual income and expenditure of the Vessel
340			commencement of this Agreement ~~at the end of next month~~	408		in such form as required by the Owners on a monthly basis.
341			~~after commencement of this Agreement~~ (see Clause 2 and	409		On a quarterly statement of vessels operating costs which
342			Box 4) and subsequent instalments being payable every	410		includes necessary explanations for deviates from the
343			month.	411		agreed budget and forecast operating cost for the whole
344			8.2 The management fee shall be subject to an annual	412		year (ref. clause 3.5).
345			review at the end of each calendar year and the proposed	413
				414		9.5 Notwithstanding anything contained herein to the
				415		contrary, the Managers shall in no circumstances be

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

416		required to use or commit their own funds to finance the	486		exemption from liability, defence and immunity of
417		provision of the Management Services.	487		whatsoever nature applicable to the Managers or to which
418			488		the Managers are entitled hereunder shall also be available
419	10.	Managers’ Right to Sub-Contract	489		and shall extend to protect every such employee or agent of
420		The Managers shall not have the right to sub-contract any	490		the Managers acting as aforesaid and for the purpose of all
421		of their obligations hereunder, including those mentioned in	491		the foregoing provisions of this Clause 11 the Managers are
422		sub-clause 3.1, without the prior written consent of the	492		or shall be deemed to be acting as agent or trustee on behalf
423		Owners. ~~which shall not be unreasonably withheld.~~ In the	493		of and for the benefit of all persons who are or might be
424		event of such a sub-contract the Managers shall remain	494		their servants or agents from time to time (including sub-
425		fully liable for the due performance of their obligations	495		contractors as aforesaid) and all such persons shall to this
426		under this Agreement.	496		extent be or be deemed to be parties to this Agreement.
427			497
428	11.	Responsibilities	498	12.	Documentation
429		11.1 Force Majeure – Neither the Owners nor the	499		Where the Managers are providing Technical Management
430		Managers shall be under any liability for any failure to	500		in accordance with sub-clause 3.2 and/or Crew
431		perform any of their obligations hereunder by reason of any	501		Management in accordance with sub-clause 3.1, they shall
432		cause whatsoever of any nature or kind beyond their	502		make available, upon Owners’ request, all documentation
433		reasonable control.	503		and records related to the Safety Management System
434		11.2 Liability to Owners –(i) Without prejudice to sub-	504		(SMS) and/or the Crew which the Owners need in order to
435		clause 11.1, the Managers shall be under no liability	505		demonstrate compliance with the ISM Code and STCW 95
436		whatsoever to the Owners for any loss, damage, delay or	506		or to defend a claim against a third party.
437		expense of whatsoever nature, whether direct or indirect,	507
438		(including but not limited to loss of profit arising out of or	508	13.	General Administration
439		in connection with detention of or delay to the Vessel) and	509		13.1 The Managers shall in consultation with the Owners
440		howsoever arising in the course of performance of the	510		handle and settle all claims arising out of the Management
441		Management Services UNLESS same is proved to have	511		Services hereunder and keep the Owners informed
442		resulted solely from the negligence, gross negligence or	512		regarding any incident of which the Managers become
443		wilful default of the Managers or their employees, or agents	513		aware, which gives or may give rise to claims or disputes
444		or sub-contractors employed by them in connection with the	514		involving third parties.
445		Vessel, in which case (save where loss, damage, delay or	515		13.2 The Managers shall, as instructed by the Owners,
446		expense has resulted from the Managers’ personal act or	516		bring or defend actions, suits or proceedings in connection
447		omission committed with the intent to cause same or	517		with matters entrusted to the Managers according to this
448		recklessly and with knowledge that such loss, damage,	518		Agreement.
449		delay or expense would probably result) the Managers’	519		13.3 The Managers in consultation with the Owners shall
450		liability for each incident or series of incidents giving rise	520		also have power to obtain legal or technical or other outside
451		to a claim or claims shall never exceed a total of ten times	521		expert advice in relation to the handling and settlement of
452		the annual management fee payable hereunder.	522		claims and disputes or all other matters affecting the
453		(ii) Notwithstanding anything that may appear to the	523		interests of the Owners in respect of the Vessel.
454		contrary in this Agreement, the Managers shall not be liable	524		13.4 The Owners shall arrange for the provision of any
455		for any of the actions of the Crew, even if such actions are	525		necessary guarantee bond or other security.
456		negligent, grossly negligent or wilful, except only to the	526		13.5 Any costs reasonably incurred by the Managers in
457		extent that they are shown to have resulted from a failure by	527		carrying out their obligations according to Clause 13 shall
458		the Managers to discharge their obligations under sub-	528		be reimbursed by the Owners.
459		clause 3.1, in which case their liability shall be limited in	529
460		accordance with the terms of this Clause 11.	530	14.	Auditing
461		11.3 Indemnity – Except to the extent and solely for the	531		The Managers shall at all times maintain and keep true and
462		amount therein set out that the Managers would be liable	532		correct accounts and shall make the same available for
463		under sub-clause 11.2, the Owners hereby undertake to	533		inspection and auditing by the Owners at such times as may
464		keep the Managers and their employees, agents and sub-	534		be mutually agreed. On the termination, for whatever
465		contractors indemnified and to hold them harmless against	535		reasons, of this Agreement, the Managers shall at Owners’
466		all actions, proceedings, claims, demands or liabilities	536		cost release to the Owners, if so requested, the originals
467		whatsoever or howsoever arising which may be brought	537		where possible, or otherwise certified copies, of all such
468		against them or incurred or suffered by them arising out of	538		accounts and all documents specifically relating to the
469		or in connection with the performance of the Agreement,	539		Vessel and her operation.
470		and against and in respect of all costs, losses, damages and	540		The Manager shall operate in compliance with SOX and
471		expenses (including legal costs and expenses on a full	541		annualy provide a SAS70 type 2 report. The cost of such
472		indemnity basis) which the Managers may suffer or incur	542		report to be distributed equally on the vessel accounts of
473		(either directly or indirectly) in the course of the	543		the managed fleet.
474		performance of this Agreement.	544		After closing a financial year the Managers shall deliver to
475		11.4 “Himalaya” – It is hereby expressly agreed that no	545		the Owners and at Owners costs the annual accounts
476		employee or agent of the Managers (including every sub-	546		audited by a state-certified public accountant.
477		contractor from time to time employed by the Managers)	547
478		shall in any circumstances whatsoever be under any liability	548	15.	Inspection of Vessel
479		whatsoever to the Owners for any loss, damage or delay of	549		The Owners shall have the right at any time after giving
480		whatsoever kind arising or resulting directly or indirectly	550		reasonable notice to the Managers to inspect the Vessel for
481		from any act, neglect or default on his part while acting in	551		any reason they consider necessary.
482		the course of or in connection with his employment and,	552
483		without prejudice to the generality of the foregoing	553	16.	Compliance with Laws and Regulations
484		provisions in this Clause 11, every exemption, limitation,	554		The Managers will not do or permit to be done anything,
485		condition and liberty herein contained and every right,	555		which might cause any breach or infringement of the laws

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

556		and regulations of the Vessel’s flag, or of the places where	625		18.6 The termination of this Agreement shall be without
557		she trades.	626		prejudice to all rights accrued due between the parties prior
558	17.	Duration of the Agreement	627		to the date of termination.
559		This Agreement shall come into effect on the day and year	628	19.	Law and Arbitration
560		stated in Box 4 and shall continue until the date stated in	629		19.1 This Agreement shall be governed by and construed
561		Box 17. Thereafter it shall continue until terminated by	630		in accordance with English and any dispute arising out of or
562		either party giving to the other notice in writing, in which	631		in connection with this Agreement shall be referred to
563		event the Agreement shall terminate upon the expiration of	632		arbitration in London in accordance with the Arbitration
564		a period of two months from the date upon which such	633		Act 1996 or any statutory modification or re-enactment
565		notice was given.	634		thereof save to the extent necessary to give effect to the
566			635		provisions of this Clause.
567	18.	Termination	636		The arbitration shall be conducted in accordance with the
568		18.1 Owners’ default	637		London Maritime Arbitrators Association (LMAA) Terms
569		(i) The Managers shall be entitled to terminate the	638		current at the time when the arbitration proceedings are
570		Agreement with immediate effect by notice in writing	639		commenced.
571		if any moneys payable by the Owners under this	640		The reference shall be to three arbitrators. A party wishing
572		Agreement shall not have been received in Managers’	641		to refer a dispute to arbitration shall appoint its arbitrator
573		nominated account within ten running days of receipt	642		and send notice of such appointment in writing to the other
574		by the Owners of the Managers written request or if	643		party requiring the other party to appoint its own arbitrator
575		the Vessel is repossessed by the Mortgagees.	644		within 14 calendar days of that notice and stating that it will
576		(ii) If the Owners:	645		appoint its arbitrator as sole arbitrator unless the other party
577		(a) fail to meet their obligations under sub-clause 5.1	646		appoints its own arbitrator and gives notice that it has done
578		of this Agreement for any reason within their	647		so within the 14 days specified. If the other party does not
579		control, or	648		appoint its own arbitrator and give notice that it has done so
580		(b) proceed with the employment of or continue to	649		within the 14 days specified, the party referring a dispute to
581		employ the Vessel in the carriage of contraband,	650		arbitration may, without the requirement of any further
582		blockade running, or in an unlawful trade, or on a	651		prior notice to the other party, appoint its arbitrator as sole
583		voyage which in the reasonable opinion of the	652		arbitrator and shall advise the other party accordingly. The
584		Managers is unduly hazardous or improper,	653		award of a sole arbitrator shall be binding on both parties as
585		the Managers may give notice of the default to the	654		if he had been appointed by agreement.
586		Owners, requiring them to remedy it as soon as	655		Nothing herein shall prevent the parties agreeing in writing
587		practically possible. In the event that the Owners fail	656		to vary these provisions to provide for the appointment of a
588		to remedy it within a reasonable time to the	657		sole arbitrator.
589		satisfaction of the Managers, the Managers shall be	658		In cases where neither the claim nor any counterclaim
590		entitled to terminate the Agreement with immediate	659		exceeds the sum of USD50,000 (or such other sum as the
591		effect by notice in writing.	660		parties may agree) the arbitration shall be conducted in
592		18.2 Managers’ Default	661		accordance with the LMAA Small Claims Procedure
593		If the Managers fail to meet their obligations under Clauses	662		current at the time when the arbitration proceedings are
594		3 and 4 of this Agreement for any reason within the control	663		commenced.
595		of the Managers, the Owners may give notice in writing to	664		19.2 ~~This Agreement shall be governed by and construed~~
596		the Managers of the default, requiring them to remedy it as	665		~~in accordance with Title 9 of the United States Code and~~
597		soon as practically possible. In the event that the Managers	666		~~the Maritime Law of the United States and any dispute~~
598		fail to remedy it within a reasonable time to the satisfaction	667		~~arising out of or in connection with this Agreement shall be~~
599		of the Owners, the Owners shall be entitled to terminate the	668		~~referred to three persons at New York, one to be appointed~~
600		Agreement with immediate effect by notice in writing.	669		~~by each of the parties hereto, and the third by the two so~~
601		18.3 Extraordinary Termination	670		~~chosen; their decision or that of any two of them shall be~~
602		This Agreement shall be deemed to be terminated in the	671		~~final, and for the purposes of enforcing any award,~~
603		case of the sale of the Vessel or if the Vessel becomes a	672		~~judgement may be entered on an award by any court of~~
604		total loss or is declared as a constructive or compromised or	673		~~competent jurisdiction. The proceedings shall be conducted~~
605		arranged total loss or is requisitioned.	674		~~in accordance with the rules of the Society of Maritime~~
606		18.4 For the purpose of sub-clause 18.3 hereof	675		~~Arbitrators, Inc.~~
607		(i) the date upon which the Vessel is to be treated as	676		~~In cases where neither the claim nor any counterclaim~~
608		having been sold or otherwise disposed of shall be the	677		~~exceeds the sum of USD50,000 (or such other sum as the~~
609		date on which the Owners cease to be registered as	678		~~parties may agree) the arbitration shall be conducted in~~
610		Owners of the Vessel;	679		~~accordance with the Shortened Arbitration Procedure of the~~
611		(ii) the Vessel shall not be deemed to be lost unless either	680		~~Society of Maritime Arbitrators, Inc. current at the time~~
612		she has become an actual total loss or agreement has	681		~~when the arbitration proceedings are commenced.~~
613		been reached with her underwriters in respect of her	682		~~19.3 This Agreement shall be governed by and construed~~
614		constructive, compromised or arranged total loss or if	683		~~in accordance with the laws of the place mutually agreed by~~
615		such agreement with her underwriters is not reached it	684		~~the parties and any dispute arising out of or in connection~~
616		is adjudged by a competent tribunal that a	685		~~with this Agreement shall be referred to arbitration at a~~
617		constructive loss of the Vessel has occurred.	686		~~mutually agreed place, subject to the procedures applicable~~
618		18.5 This Agreement shall terminate forthwith in the event	687		~~there – as per Box 18 in Part I.~~
619		of an order being made or resolution passed for the winding	688		~~19.4 If Box 18 in Part I is not appropriately filled in, sub-~~
620		up, dissolution, liquidation or bankruptcy of either party	689		~~clause 19.1 of this Clause shall apply.~~
621		(otherwise than for the purpose of reconstruction or	690
622		amalgamation) or if a receiver is appointed, or if it suspends	691		Note: 19.1, 19.2 and 19.3 are alternatives; indicate
623		payment, ceases to carry on business or makes any special	692		alternative agreed in Box 18.
624		arrangement or composition with its creditors.	693
			694	20.	Notices

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

695	20.1 Any notice to be given by either party to the other
696	party shall be in writing and may be sent by fax, e-mail,
697	registered or recorded mail or by personal service.
698	20.2 The address of the Parties for service of such
699	communication shall be as stated in Boxes 19 and 20,
700	respectively.
701
702	The attached clauses 3.1 (ix), (x), 3.2 (vi), (vii) and 21
703	listed on the following page are all deemed to be
704	incorporated in this Shipmanagement Agreement.

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

PART II
“Shipman 98” Standard Ship Management Agreement
(Additional Clauses)

3.1)	Crew Management:

(ix)
The Managers will ensure that, during the entire period of the Agreement, is carried on board an ITF certificate or equivalent allowing the vessel’s calls and operations in all ports where an ITF certificate is compulsory.

(x)
Managers warrant that its D&A policy meets the OCIMF Guidelines for control of Drug & Alcohol onboard the vessels, as well as meets ExxonMobil’s Drug & Alcohol policy requirements for the duration of the Agreement.   The Managers further warrant that they shall exercise due diligence to ensure that the D&A policies is complied with for the duration of the agreement.

3.2)	Technical Management

(vi)	The vessel will be participating in the OCIMF TMSA programme securing a rating sufficient for the vessel to be acceptable by the oil majors.

(vii)
Managers will ensure to  use  its best  endeavours to take all necessary and  reasonable steps to have the vessel inspected and accepted at any time by at least four of the following oil majors, namely ExxonMobil, Shell, Chevron, BP, TOTAL or Statoil and that there is always at least one SIRE report on file which is less than four months old.

21)
 The Managers warrant that it has both ISO 9001, ISO 14001 and OSHAS 18001 certification in their documentation at the commencement of this Agreement and will maintain such certification for the duration of the Agreement.

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

ANNEX “A”

Date of Agreement:	Name of Vessel:

VESSELS PARTICULARS

Vessel Name
Ex Names
Flag
Port of Registry
Call Sign / IMO Number
Type of Vessel
Hull type
Year build, Yard

Length O A	Dead-weight (Designed)
Length between P P	Gross tonnes GT
Beam (extreme)	Net tonnes NT
Depth moulded	Light ship
Draft, summer	Vol. of ballast m3

PHONE SAT-B	Inert Gas installed
FAX SAT-B	No. of cargo tanks
TLX SAT- B	No. of Slop tanks
F77 Phone
F77 Fax
Phone (Mobile)	Vol. of cargo tanks 98%
Call Sign	Vol. of Slop tanks 98%
MMSI No.	Capacity of Cargo Pumps

FO capacity 95%	Main Engine
MDO capacity 95%	Output ME (CSR)
FW capacity	Aux. Engines
Generators
FO/day steaming	Emergency Generator Engine
Generators
Speed (Service)

Classification Society	Hull & Machinery
Class ID	P & I
IMO No.	Emergency Response Service
Official No.	QI

Owners
In Management since
Classification Notation

Last updated

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

ANNEX “B”

Date of Agreement:	Name of Vessel:

DETAILS OF CREW	Total crew: __ persons

Officers	Ratings
Rank:	Rank:

Total:	Total:	Total:

GOODWOOD SHIP MANAGEMENT AGREEMENT	Part II

ANNEX C

Date of Agreement:	Name of Vessel:

SERVICES FEE

Services	Amount	USD	Frequency
Dry docking
• 0-25 days	Included		Daily / Superintendent
• > 25 days	500

Extraordinary Repair*	500		Daily / Superintendent

Major upgrading*	500		Daily / Superintendent

Change of Flag	2,500		As required